Exhibit 10(k)

                              SETTLEMENT AGREEMENT

     This Settlement Agreement, effective as of the 3rd day of December 2002, is by and between Mesa Partners, Inc. ("Mesa"), duly organized and existing under the laws of the State of Delaware and having its principal place of business at 34 South Erie Avenue, Montauk, New York 11954, and NCT Group, Inc. ("NCT") and Distributed Media Corporation, formerly known as DistributedMedia.com, Inc. ("DMC" and collectively with NCT, the "Companies"), corporations duly organized and existing under the laws of the State of Delaware and having their principal places of business at 20 Ketchum Street, Westport, Connecticut 06880. As used in this Settlement Agreement, the term "party" means the Companies or Mesa, as the context indicates, and the term "parties" means the Companies and Mesa.

     WHEREAS, there is an action currently pending in the Supreme Court of the State of New York, County of Suffolk entitled Mesa Partners, Inc., v. NCT Group, Inc., and Distributed Media Corporation, formerly known as DistributedMedia.com, Inc. Index No. 02/03002 (the "Action");

     WHEREAS, in the Action, Mesa, as plaintiff, has asserted claims against the Companies, as defendants, that Mesa is entitled to payment from the Companies under or in connection with a certain agreement for services between DMC and Mesa dated March 1, 2000 (the "Contract");

     WHEREAS, in the Action, the Companies have denied Mesa's allegation that it is entitled to payment under the Contract and asserted several affirmative defenses; and

     WHEREAS, the parties, after due consideration, have determined to resolve and settle any and all claims, controversies, disputes and causes of action, whether asserted or unasserted, known or unknown, or whether in law, equity or otherwise, relating to, arising out of, or in any way concerning the Action and/or the Contract, without any admission of liability or wrongdoing on the part of or on behalf of either party, pursuant to the terms and conditions enumerated hereafter.

     1.   Consideration.

          A. This Settlement Agreement must be approved by the Supreme Court of the State of New York, County of Suffolk (the "Court") after a hearing which shall be scheduled as soon as is practicable (the "Hearing"). If the Court fails or refuses to approve this Settlement Agreement, it shall be of no force or effect on either party hereto.

          B. Immediately upon the occurrence of the last of (a) Court approval of this Settlement Agreement and (b) Mesa's receipt of the shares of stock described in paragraph 1 (C) below, the Companies and Mesa will take all steps necessary to dismiss the Action with prejudice and will direct their respective attorneys to execute and file a stipulation of dismissal with prejudice in the form attached as Exhibit A. Each party will bear its own costs and expenses, including attorney fees.

          C. Within ten (10) days of the occurrence of the last of (a) execution and delivery of this Settlement Agreement by both parties and (b) Court approval of this Settlement Agreement, NCT shall issue to Mesa that number of shares of NCT common stock, par value $ .01 per share (the "Shares"), having the aggregate value of $125,000.00 based upon a price per share which shall be the average of the closing prices of the shares on the NASD Over -the- Counter Electronic Bulletin Board for each of the ten (10) trading days immediately preceding the date of this Agreement.

          D. In no event shall Mesa sell or transfer, on any trading day, a number of Shares that exceeds ten percent (10%) of the ten-day average trading volume for the class of common stock of which the Shares are a part, calculated as reported on the NASD Over -The-Counter Electronic Bulletin Board for the ten trading days ending with the trading day immediately preceding the day of Mesa's sale or transfer.

          E. It is the intent of the parties that, upon delivery of the Shares to Mesa, resale of the Shares in the United States by Mesa shall be exempt from registration under the Securities Act of 1933, as amended (as so amended, the "Securities Act"), by virtue of Section 3(a)(10) of the Securities Act. In connection therewith, the parties intend that the Court approval referred to in paragraph 1 of this Settlement Agreement be after a hearing upon the fairness of the terms and conditions of this Settlement Agreement. NCT, at its expense, shall cause to be prepared, a motion seeking approval of the Settlement Agreement. Said motion shall be filed within fourteen days of the date of this Settlement Agreement. Thereafter, the parties shall use their best efforts to have the Court hear and decide said motion within ninety days of this Settlement Agreement. In the event that the Court has not decided the motion within 90 days of the date of this Agreement, Mesa, upon written notice sent to defendant's counsel Benjamin Green, Emmet, Marvin & Martin, LLP, 120 Broadway, New York, New York 10271, by certified mail, return receipt requested, may withdraw from this Settlement Agreement and it shall thereafter be of no force or effect on any of the parties hereto.

     F. Mesa hereby represents to NCT that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Mesa is acquiring the Shares for its own account for investment and not with a view toward any resale or redistribution. Mesa has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Mesa recognizes that NCT has a limited financial and operating history and that an investment in any of the Shares involves a high degree of risk. Mesa acknowledges receipt from NCT of public information satisfactory to Mesa regarding NCT and the Shares. Mesa has had an opportunity to review the books and records of NCT and an opportunity to ask questions of and receive answers from officers of NCT concerning the Shares and the terms and conditions of this transaction, and all such questions have been answered to Mesa's satisfaction. Nothing in this Agreement shall affect in any way the obligation of a holder of Shares to comply with all applicable Federal and State securities laws upon any resale of Shares.

     2. No Admission of Liability. Nothing in this Settlement Agreement shall be construed as an acknowledgement, admission, concession, or stipulation of liability or wrongdoing by either party.

     3. Releases.

          A. Release by Mesa. In consideration of receipt of the Shares and of the Companies entering into this Agreement, Mesa agrees to, and hereby does irrevocably, unconditionally and generally release and forever discharge the Companies and their affiliates, parents, subsidiaries, predecessors, divisions, directors, officers, shareholders, employees, agents, attorneys, and successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, known or unknown, against the Companies, which Mesa ever had, or which Mesa now has as of the date of this Agreement including, but not limited to, any and all claims arising out of the Contract and/or which were asserted or could have been asserted in the Action.

          B. Release by the Companies. In consideration of Mesa entering into this Agreement, the Companies agree to, and hereby do irrevocably, unconditionally and generally release and forever discharge Mesa and its affiliates, parents, subsidiaries, predecessors, divisions, directors, officers, shareholders, employees, agents, attorneys, and successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, known or unknown, against Mesa, which the Companies ever had, or which the Companies now have as of the date of this Agreement including, but not limited to, any and all claims arising out of the Contract and/or which were asserted or could have been asserted in the Action.

          C. The parties declare that they fully understand the terms and scope of the above releases and that they have had the opportunity to be, or have been, advised by counsel in connection with the above releases and the settlement of any and all potential disputes between them.

     4. Modification & Amendments. This Settlement Agreement may not be modified, altered, or amended except by written agreement of the parties.

     5. Waiver. Any waiver of any provision of this Settlement Agreement must be in writing. Any waiver or failure to enforce any provision of this Settlement Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

     6. Binding Effect. This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     7. Assignment of Claims. Mesa represents and warrants that it has not assigned any claim that it had or may have against the Companies, their affiliates, parents, subsidiaries, predecessors, divisions, directors, officers, shareholders, employees, agents, attorneys, and successors and assigns, including but not limited to those claims set forth in the Action.

     8. Choice of Law. This Settlement Agreement is made in the state of New York and will be construed and governed in accordance with New York law as applied to contracts made and performed entirely within New York.

     9. Severability. The provisions of this Settlement Agreement shall be deemed severable. Therefore, if any part or provision of this Settlement Agreement is rendered void, invalid, or unenforceable, in any jurisdiction, then such part or provision shall be severed from the remainder of this Settlement Agreement only as to such jurisdiction. Such severance shall not affect the validity or enforceability of the remainder of this Settlement Agreement unless the severance substantially impairs the value of the whole agreement to any party.

     10. Entire Agreement. The Companies and Mesa declare (a) that they have carefully read this Settlement Agreement, (b) that they know and understand its contents, (c) that its execution is a voluntary and authorized act, and (d) that they have not been influenced to execute it by any representation of the other party not contained in this Settlement Agreement. This Settlement Agreement has resulted from negotiations between parties who are represented by counsel, who have substantially equal bargaining power, and who are under no compulsion to execute or deliver a disadvantageous agreement. No ambiguity or omission in this Settlement Agreement shall be construed or resolved against a party on the ground that this Settlement Agreement or any of its provisions was drafted or proposed by that party.

11. Counterparts.

          A.  This  Settlement   Agreement  may  be  executed  in  two  or  more
     counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          B. This Settlement Agreement shall be binding upon the exchange of facsimile copies of signature pages from separately signed originals, and then subsequently formalized by the prompt exchange of the signed originals.

          IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be duly executed by their duly authorized representatives as of the effective date set forth above.


                                         MESA PARTNERS, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         NCT GROUP, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             DISTRIBUTED MEDIA
                                             CORPORATION, formerly known as
                                             DISTRIBUTEMEDIA.COM, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT "A"



SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK


---------------------------------------------
                                                         Index No.:  02-03002
MESA PARTNERS, INC.,

                 Plaintiff,

          - against -

NCT  GROUP,   INC.,  and  DISTRIBUTED
MEDIA  CORPORATION, formerly known as
DISTRIBUTEDMEDIA.COM, INC.,

                 Defendants.

---------------------------------------------


                            STIPULATION OF DISMISSAL

     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to CPLR ss.3217, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, discontinued with prejudice, each party to bear its own costs.

     This Stipulation may be filed without further notice with the Clerk of the Court.

Dated:  December ___, 2002


JONATHAN DAVID BROWN                                 EMMET, MARVIN & MARTIN, LLP


By:                                       By:
   -----------------------------             -----------------------------------
   Jonathan David Brown                      Benjamin H. Green
   737 Roanoke Avenue                        Karlene J. Rogers
   Riverhead, New York  11901                120 Broadway, 32nd Floor
   (631) 727-3948                            New York, New York  10271
Attorneys for Plaintiff                      (212) 238-3000
                                          Attorneys for Defendants



         SO ORDERED:


         ------------------------
         J.S.C.